UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 24, 2006 (May 23, 2006)


                  DataLogic International, Inc.
______________________________________________________________________________
      (Exact name of registrant as specified in its charter)


         Delaware                 0-30382                   33-0755473
_____________________________________________________________________________
      (State or other       (Commission File Number)     (I.R.S. Employer
       jurisdiction of                                   Identification No.)
       incorporation)

    18301 Von Karman Ave, Suite 250, Irvine, California 92612
____________________________________________________________________________
             (Address of principal executive offices)

                          (949) 260-0120
____________________________________________________________________________
                 (Registrant's telephone number)


____________________________________________________________________________
  (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement

On May 23, 2006, DataLogic International, Inc. ("DataLogic") entered into Amendment No. 1 to its Registration Rights Agreement with Laurus Master Fund, Ltd. ("Laurus"). Pursuant to Amendment No.1 to the Registration Rights Agreement, the deadline for filing a registration statement covering the resale of the shares of DataLogic common stock issuable upon the exercise of outstanding options and warrants issued by DataLogic to Laurus in connection with June 2004 and January 2006 private placements was changed to June 15, 2006 and the deadline for effectiveness of the registration statement was changed to August 15, 2006.

Item 3.02.  Unregistered Sales of Equity Securities

On May 23, 2006, DataLogic closed on $1,625,000 in gross proceeds from a private placement of shares of common stock and common stock purchase warrants.

In the private placement, DataLogic offered and sold the shares of common stock and common stock purchase warrants together, at a purchase price of $0.20 per share of common stock. The common stock purchase warrants are of two classes, Class A and Class B, and have an exercise price of $0.35 per share and $0.45 per share, respectively. Both classes of warrants are exercisable beginning November 23, 2006 and have a 5-1/2 year term, expiring November 23, 2011. The $1,625,000 raised in the private placement resulted in the sale and issuance to the investors a total of 8,125,000 shares of common stock, Class A warrants to purchase 3,250,000 shares of common stock and Class B warrants to purchase an additional 2,031,250 shares of common stock. The private placement shares and warrants were offered and sold solely to accredited investors in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act.

Midtown Partners & Co., LLC, an NASD member firm, acted as the sole placement agent in the private placement. In connection with the private placement, DataLogic paid to Midtown Partners consideration consisting of (a) a cash sales commission (including a non-accountable expense allowance) of $130,000 (representing 8% of the gross proceeds raised in the private placement), (b) warrants to purchase 650,000 shares of common stock (representing 8% of the aggregate number of shares of common stock sold in the private placement), with each warrant having an exercise price of $0.20 per share, (c) warrants to purchase 260,000 shares of common stock (representing 8% of the aggregate number of shares of common stock underlying the Class A common stock purchase warrants sold in the private placement), with each warrant having an exercise price of $0.35 per share, and (d) warrants to purchase 162,500 shares of common stock (representing 8% of the aggregate number of shares of common stock underlying the Class B common stock purchase warrants sold in the private placement), with each warrant having an exercise price of $0.45 per share. Each of the warrants issued to Midtown Partners is exercisable beginning November 23, 2006 and expiring on November 23, 2011. Datalogic also agreed to pay legal fees in the amount of $10,000 to legal counsel for the investors in the private placement.

DataLogic agreed to prepare and file a resale registration statement with the Securities and Exchange Commission (the "SEC") for the shares sold in the private financing and the shares underlying the warrants. Specifically, DataLogic is obligated to (a) file a registration statement with the SEC on or before June 22, 2006, and (b) use its best efforts to have the registration statement declared effective not later than August 21, 2006 (or by September 20, 2006 if the registration statement receives a full review by the SEC). If the registration statement is not filed or declared effective within these time frames, the investors will be entitled to monetary liquidated damages equal to 1.0% of the total amount invested by such investor in the private placement, plus an additional 1.0% liquidated damages for each 30-day period thereafter, up to a maximum liquidated damages amount of not more than 9% of the amount invested by each investor. DataLogic is obligated to maintain the effectiveness of the registration statement for up to two years.

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DataLogic granted the investors in the private placement "most favored nations" rights. Specifically, during the 12-month period after the closing of the private placement, if DataLogic or a subsidiary consummates another financing of common stock, common stock equivalents or debt securities, the investors will have the right to exchange any remaining shares that they purchased in the private placement for the securities offered in the new financing.


Item 8.01.  Other Events

DataLogic issued a press release describing the transaction described in this Report on May 23, 2006, a copy of which is included as an Exhibit to this Report.


Item 9.01.  Financial Statements and Exhibits


Exhibit
No.         Description
__________________________________________________________________________

10.1 Amendment No. 1 to Registration Rights Agreement with Laurus Master Fund, Ltd.
10.2 Form of Securities Purchase Agreement for May 2006 Private Placement
10.3 Form of Class A Common Stock Purchase Warrant for May 2006 Private
     Placement
10.4 Form of Class B Common Stock Purchase Warrant for May 2006 Private
     Placement
10.5 Registration Rights Agreement for May 2006 Private Placement
10.6 Form of Common Stock Purchase Warrant issued to Midtown Partners
99.1 Press Release, dated May 24, 2006

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2006                 DATALOGIC INTERNATIONAL, INC.
                                   a Delaware corporation


                                   By: /s/ Keith C. Moore
                                   Name: Keith C. Moore
                                   Title: Chief Executive Officer



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